Exhibit 12
                              MediaOne Group, Inc.
             RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                        PREFERRED STOCK DIVIDENDS
                          (Dollars in Millions)

                                                               Quarter Ended
                                                           09/30/98    09/30/97
------------------------------------------------------       -----        -----
Income from continuing operations
  before income taxes ................................       $(244)       $(342)
Interest expense (net of amounts
  capitalized) .......................................          86          178
Interest factor on rentals (1/3) .....................           3            3
Equity losses in unconsolidated
  ventures (less than 50% owned) .....................          38          132
Guaranteed minority interest expense .................          11           22
                                                             -----        -----
Earnings .............................................       $(106)       $  (7)
                                                             =====        =====

Interest expense .....................................       $  96        $ 181
Interest factor on rentals (1/3) .....................           3            3
Guaranteed minority interest expense .................          11           22
Preferred stock dividends (pre-tax
  equivalent) ........................................          20           22
                                                             -----        -----
Fixed charges ........................................       $ 130        $ 228

                                                             =====        =====
Ratio of earnings to combined fixed
  charges and preferred stock dividends                        - #            -#
-                                                         --------     --------

# Earnings for the quarters ended September 30, 1998 and 1997 were insufficient to cover fixed charges by $236 and $235, respectively.





                             MediaOne Group, Inc.
             RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                        PREFERRED STOCK DIVIDENDS
                          (Dollars in Millions)

                                                              Year-to-Date
                                                         09/30/98    09/30/97
                                                        ----------   ---------

Income from continuing operations
  before income taxes ...........................       $   3,144      $(864)
Interest expense (net of amounts
  capitalized) ..................................             379        518
Interest factor on rentals (1/3) ................               6         11
Equity losses in unconsolidated
  ventures (less than 50% owned) ................             176        349
Guaranteed minority interest expense ............              53         66
                                                             -----     -----
Earnings ........................................       $   3,758      $  80
                                                             =====     =====

Interest expense ................................       $     414      $ 529
Interest factor on rentals (1/3) ................               6         11
Guaranteed minority interest expense ............              53         66
Preferred stock dividends (pre-tax
  equivalent) ...................................              69         63
                                                             -----     -----
Fixed charges ...................................       $     542      $ 669
                                                             =====     =====

Ratio of earnings to combined fixed
  charges and preferred stock dividends                      6.93          - #
-                                                          --------  --------

# Earnings for the period ended September 30, 1997 were insufficient to cover fixed charges by $589.


                            MediaOne Group, Inc.
                   RATIO OF EARNINGS TO FIXED CHARGES
                          (Dollars in Millions)

                                                        Quarter Ended
                                                  09/30/98     09/30/97
                                                  --------     --------
Income from continuing operations
  before income taxes .........................   $(244)          $(342)
Interest expense (net of amounts
  capitalized) ................................      86             178
Interest factor on rentals (1/3) ..............       3               3
Equity losses in unconsolidated
  ventures (less than 50% owned) ..............      38             132
Guaranteed minority interest expense ..........      11              22
                                                  --------      --------
Earnings ......................................   $(106)          $  (7)
                                                  ========      ========
Interest expense ..............................   $  96           $ 181
Interest factor on rentals (1/3) ..............       3               3
Guaranteed minority interest expense ..........      11              22
                                                  --------      --------
Fixed charges .................................   $ 110           $ 206
                                                  ========      ========

Ratio of earnings to fixed charges ............      - #              - #

                                                  ------          --------

# Earnings for the quarters ended September 30, 1998 and 1997 were insufficient to cover fixed charges by $216 and $ 213, respectively.



                           MediaOne Group, Inc.
                  RATIO OF EARNINGS TO FIXED CHARGES
                        (Dollars in Millions)

                                                         Year Ended
                                                   09/30/98        09/30/97
                                                   --------        --------
Income from continuing operations
  before income taxes ........................    $  3,144         $(864)
Interest expense (net of amounts
  capitalized) ...............................         379           518
Interest factor on rentals (1/3) .............           6            11
Equity losses in unconsolidated
  ventures (less than 50% owned) .............         176           349
Guaranteed minority interest expense .........          53            66
                                                   --------       ---------
Earnings .....................................    $  3,758         $  80
                                                  =========       =========

Interest expense ............................     $    414         $ 529
Interest factor on rentals (1/3) .............           6            11
Guaranteed minority interest expense .........          53            66
                                                  --------        --------
Fixed charges ................................    $    473         $ 606
                                                  ========        ========
Ratio of earnings to fixed charges ...........        7.95             - #
                                                  --------        --------

# Earnings for the period ended September 30, 1997 were insufficient to cover fixed charges by $526.